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Ex-2.5
eTraxx Shareholder Waiver and Amendment


                                   EXHIBIT 2.5


                         ETRAXX SHAREHOLDER WAIVER AND
                AMENDMENT TO AGREEMENT AND PLAN OF REORGANIZATION


I, ______________________________, a shareholder of eTraxx Corporation, have carefully read the Agreement and Plan of Reorganization ("Agreement"), by and among Telegen Corporation, a California corporation ("Company"), eTraxx Corporation, a California corporation ("eTraxx") and certain eTraxx shareholders (the "Shareholders") dated as of March 27, 2000. I hereby acknowledged that I have previously signed Exhibit H "Selling Acknowledgment". The capitalized terms used herein shall have the same meaning as used in the Agreement.

As a condition precedent to the Closing wherein ________ of my eTraxx shares will be exchanged for _________________ Company shares, Paragraph 4.11 of the Agreement provides that the Company will provide an opinion of counsel. Paragraph 4.11 provides as follows"

     "4.11 COURT AUTHORIZATION. Telegen will, at the Closing, furnish an opinion of counsel satisfactory to the Shareholders to the effect that (a) the Agreement as set forth herein complies and is consistent with the Plan approved by the Court in the Chapter 11 Case, (b) no further approval of the Court is needed for Telegen to enter into this agreement and the transaction contemplated hereby, including the issuance of the Telegen Shares, (c) the Telegen Shares may be issued by Telegen as contemplated in the Plan may be issued without complying with the registration requirements of the Securities Act of 1933, as amended, or the registration or qualification requirements of any state securities law, pursuant to the provisions of Sections 1144 and 1145 of the Bankruptcy Code."

1. Notwithstanding the requirement for an opinion of counsel as provided for above, I hereby waive on behalf of myself, my successors and assigns, the furnishing of such opinion of counsel as a condition of Closing and authorize the Company to issue to me restricted shares of Company stock in exchange of my eTraxx shares.

2. I hereby acknowledge that such stock of the Company as issued to me hereunder will not be freely tradable without complying with the registration requirements of the Securities Act of 1933, as amended, or the registration or qualification requirements of any state securities law or with any exemption therefrom.

In consideration for the granting of this waiver Company hereby agrees to provide Piggyback registration rights for all the Company shares issued to me under the Agreement. The conditions of the Piggyback registration rights are as follows:

PIGGYBACK REGISTRATION RIGHTS. Whenever the Company proposes to register any of its securities under the Securities Act of 1933, as amended (the "Act") the Company will give written notice to me of its intention to effect such registration and to file a registration statement at least 30 days prior to the proposed filing date. The Company will automatically include in such registration statement (a "Piggy Back Registration") all Company shares with respect to the Company shares issued to me under the Agreement. If a Piggy Back Registration is an underwritten offering all persons whose Company shares are included in the Piggy Back Registration shall be obligated to sell their securities on the same terms and conditions as apply to the securities being issued and sold by the Company. If a Piggy Back Registration is an underwritten offering on behalf of the Company and if in the reasonable opinion of the underwriters of such offering, it shall be necessary to reduce the number of securities being sold by selling shareholders, then and in such event I agree to ratably reduce the number of Company shares to be included in such registration statement as shall be reasonably requested by the underwriters.


Agreed and Accepted:

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eTraxx Shareholder


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Date



Telegen Corporation


By
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Date
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